Exhibit 99.1
Planet Reports Financial Results for Third Quarter of Fiscal 2024
Delivers Record Quarterly Revenue of $55.4 Million
Launched 36 SuperDove Satellites and First Pelican Tech Demo Satellite
Released Groundbreaking Global Forest Carbon Product

San Francisco, CA – December 7, 2023 – Planet Labs PBC (NYSE: PL) (“Planet” or the “Company”), a leading provider of daily data and insights about Earth, today announced financial results for the period ended October 31, 2023, that demonstrated continued growth and momentum of its unique data subscription business.

“Growth in the third quarter was driven by strength in the Civil Government and Defense & Intelligence markets,” said Will Marshall, Planet’s Co-Founder, Chief Executive Officer and Chairperson. “We focused on sharpening our go-to-market execution and we recently achieved multiple important product milestones, including successfully launching 37 satellites, enabling low touch sales of Planet data on our Sentinel Hub platform and releasing the new Forest Carbon product to market.”

Ashley Johnson, Planet’s Chief Financial and Operating Officer, added, “We’re also pleased with the cost discipline and focus on operational efficiency that we’re seeing across the business, which support our path to profitability. Our balance sheet remains strong with $315 million of cash, cash equivalents, and short-term investments as of the end of the quarter and we continue to have no debt.”

Fiscal Third Quarter 2024 Financial and Key Metric Highlights:
•Third quarter revenue increased 11% year-over-year to $55.4 million.
•Percent of Recurring Annual Contract Value (ACV) for the third quarter was 94%.
•End of Period (EoP) Customer Count increased 13% year-over-year to 976 customers.
•Third quarter gross margin was 47%, compared to 50% in the third quarter of fiscal year 2023.
•Third quarter Non-GAAP Gross Margin(1) was 52%, compared to 54% in the third quarter of fiscal year 2023.
•Ended the quarter with $315 million in cash, cash equivalents and short-term investments.

(1) Please see “Planet’s Use of Non-GAAP Financial Measures” below for a discussion on how Planet calculates the non-GAAP financial measures presented herein. In addition, reconciliations to the most directly comparable U.S. GAAP financial measures are provided in the tables at the end of this release.

Recent Business Highlights:

Growing Customer and Partner Relationships
•BASF Expansion: Planet recently expanded its seven-figure contract with BASF Digital Farming GmbH, a subsidiary of BASF, the large European-based multinational company and large chemical producer. BASF Digital Farming offers precision digital farming products through its Xarvio Digital Farming Solutions platform. Xarvio FIELD MANAGER, its crop optimization platform, uses PlanetScope and Planetary Variables solutions for broad area management to deliver targeted and timely agronomic advice that supports more efficient, profitable, and sustainable agricultural practices.
•Instituto Geográfico Agustín Codazzi (IGAC): Planet recently closed a seven-figure ACV contract with the Cartographic Agency for Colombia, IGAC. This entity regulates, produces, and articulates high-quality geographic, cadastral, and agronomical information of the country, contributing to its development for decision-making and definition of public policies in Colombia. They’re using PlanetScope and SkySat data to support geographic studies, professional training, and education in GIS technology and improve land-use planning and risk management across Colombia.
•USDA Foreign Agricultural Service: Planet recently added the USDA Foreign Agricultural Service as a new customer. The USDA FAS links U.S. agriculture to the world to enhance export opportunities and global food security. The USDA FAS is using PlanetScope’s broad area management to support the production of crop type maps and area estimates in areas overseas.
•BeZero Carbon: Planet recently added BeZero Carbon, a global carbon ratings agency, as a new partner. BeZero is using Planet’s Forest Carbon product to help market participants continue to make more informed carbon credit investments. Planet’s 30 meter global time series of forest height, tree cover, and carbon is seen as an invaluable addition to BeZero’s cutting-edge geospatial analysis and methodologies.
•SI Analytics: Planet closed a new contract with South Korea-based AI company, SI Analytics, to provide imagery data for anomaly analysis of North Korea. SI Analytics is a provider for satellite image analytics based on deep learning technology and GEO-information solutions. SI Analytics is using PlanetScope to run analytics for defense and intelligence customers.
•NGIS: Planet expanded its contract with Australian-based partner, NGIS who provides critical geospatial services using Planet data to Australian civil governments, supporting resource management and natural disaster response for wildfires and floods.
•on-X Maps: Planet recently added on-X Maps as a new customer. on-X’s Recent Imagery product uses Planet’s bi-weekly Basemaps to provide outdoor enthusiasts with up-to-date imagery of outdoor recreation sites. on-X was recently recognized on the TIME’s Best Innovations list of 2023.

New Technologies and Products
•Pelican Tech Demo and 36 SuperDoves Launch: On November 11, 2023, Planet successfully launched its first Pelican technology demonstration, Pelican-1, and 36 SuperDoves to orbit on SpaceX’s Transporter-9 mission. The Planet Team quickly established contact with all 37 satellites and began commissioning the new satellites to join its fleet of roughly 200 currently on-orbit. This launch marks a momentous milestone for the Company, especially for Planet’s next-generation high-resolution mission. Over time, the Pelican constellation is expected to offer a more capable and cost-effective upgrade to the Company’s current high-resolution satellites, the SkySats.
•Planet Data Available on Sentinel Hub: During Q3, Planet data and services were launched on the Sentinel Hub platform with transparent pricing and APIs, enabling low touch or self-service sales for small customers and giving partners what they need to more rapidly and flexibly build solutions on top of our data.
•Global Forest Carbon Product Release: Planet released its Forest Carbon product, a global, 30 meter historical time series of forest carbon, tree height, and cover. This groundbreaking data product aims to provide unprecedented insights into forest change and carbon stocks and is already being used by customers to inform their carbon credit investments. The 10-year archive of global forest carbon is highly accurate, affordable, and scalable, helping to solve long-standing challenges associated with measuring forest carbon stocks.

Global Sustainability and Impact
•First PBC Report: Planet published its first Public Benefit Corporation (“PBC”) Report, which can be found at planet.com/esg. As a PBC, Planet is required under Delaware law to publish this report once every two years, highlighting the objectives, standards and metrics used by the Company’s Board of Directors to determine that the Company continues to perform in accordance with its PBC mission.

Financial Outlook
For the fourth quarter of fiscal year 2024, ending January 31, 2023, Planet expects revenue to be in the range of approximately $56 million to $59 million, representing approximately 9% year-over-year growth at the midpoint. Non-GAAP Gross Margin is expected to be in the range of approximately 52% to 56%. Adjusted EBITDA loss is expected to be in the range of approximately ($12) million and ($9) million. Capital Expenditures as a Percentage of Revenue is expected to be in the range of approximately 25% to 27% for the quarter.

For fiscal year 2024, ending January 31, 2024, Planet expects revenue to be in the range of approximately $218 million to $221 million, representing approximately 15% year-over-year growth at the midpoint. Non-GAAP Gross Margin is expected to be in the range of approximately 53% to 54%. Adjusted EBITDA loss is expected to be in the range of approximately ($58) million and ($55) million. Capital Expenditures as a Percentage of Revenue is expected to be in the range of approximately 21% to 22% for the full fiscal year 2024.

Planet has not reconciled its Non-GAAP financial outlook to the most directly comparable GAAP measures because certain reconciling items, such as stock-based compensation expenses and depreciation and amortization are uncertain or out of Planet’s control and cannot be reasonably predicted. The actual amount of these expenses during the fourth quarter of fiscal year 2024 and fiscal year 2024 will have a significant impact on Planet’s future GAAP financial results. Accordingly, a reconciliation of Planet’s Non-GAAP outlook to the most comparable GAAP measures is not available without unreasonable efforts.

The foregoing forward-looking statements reflect Planet’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially.

Webcast and Conference Call Information

Planet will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT today, December 7, 2023. The webcast can be accessed at www.planet.com/investors/. A replay will be available approximately 2 hours following the event. If you would prefer to register for the conference call, please go to the following link: https://www.netroadshow.com/events/login?show=b06cfb3b&confId=57995. You will then receive your access details via email.

Additionally, a supplemental presentation has been made available on Planet’s investor relations page.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to over 950 customers, comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on Twitter.

Planet’s Use of Non-GAAP Financial Measures

This press release includes Non-GAAP Gross Profit, Non-GAAP Gross Margin, certain Non-GAAP Expenses described further below, Non-GAAP Loss from Operations, Non-GAAP Net Loss, Non-GAAP Net Loss per Diluted Share and Adjusted EBITDA which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company believes these non-GAAP financial measures are useful in evaluating its operating performance, as they are similar to measures reported by the Company’s public competitors and are regularly used by analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Further, the Company believes such non-GAAP measures are helpful in highlighting trends in the Company’s operating results because they exclude certain items that are not indicative of the Company’s core operating performance. In addition, the Company includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly-titled measures presented by other companies, which may have different definitions from the Company. Further, the non-GAAP financial measures presented exclude stock-based compensation expenses, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company’s business and an important part of its compensation strategy.

Planet calculates these non-GAAP financial measures as follows:

Non-GAAP Gross Profit and Non-GAAP Gross Margin: The Company defines and calculates Non-GAAP Gross Profit as gross profit adjusted for stock-based compensation, amortization of acquired intangible assets classified as cost of revenue, restructuring costs, employee transaction bonuses in connection with the Sinergise business combination, and other expenses that are considered unrelated to our underlying business performance. The Company defines Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by revenue.

Non-GAAP Expenses: The Company defines and calculates Non-GAAP cost of revenue, Non-GAAP research and development expenses, Non-GAAP sales and marketing expenses, and Non-GAAP general and administrative expenses as, in each case, the corresponding U.S. GAAP financial measure (cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses) adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, employee transaction bonuses in connection with the Sinergise business combination, and other expenses that are considered unrelated to our underlying business performance, that are classified within each of the corresponding U.S. GAAP financial measures.

Non-GAAP Loss from Operations: The Company defines and calculates Non-GAAP Loss from Operations as loss from operations adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, employee transaction bonuses in connection with the Sinergise business combination, and other expenses that are considered unrelated to our underlying business performance.

Non-GAAP Net Loss and Non-GAAP Net Loss per Diluted Share: The Company defines and calculates Non-GAAP Net Loss as net loss adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, employee transaction bonuses in connection with the Sinergise business combination, and other expenses that are considered unrelated to our underlying business performance and the tax effects of the adjustments. The Company defines and calculates Non-GAAP Net Loss per Diluted Share as Non-GAAP Net Loss divided by diluted weighted-average common shares outstanding.

Adjusted EBITDA: The Company defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income and expense, income tax expense and depreciation and amortization, and further adjusted for the following items: stock-based compensation, change in fair value of warrant liabilities, gain or loss on the extinguishment of debt and non-operating income, expenses such as foreign currency exchange gain or loss, restructuring costs, employee transaction bonuses in connection with the Sinergise business combination, and other expenses that are considered unrelated to our underlying business performance.

Other Key Metrics

ACV and EoP ACV Book of Business: In connection with the calculation of several of the key operational and business metrics we utilize, the Company calculates Annual Contract Value (“ACV”) for contracts of one year or greater as the total amount of value that a customer has contracted to pay for the most recent 12 month period for the contract, excluding customers that are exclusively Sentinel Hub self-service paying users. For short-term contracts (contracts less than 12 months), ACV is equal to total contract value.

The Company also calculates EoP ACV Book of Business in connection with the calculation of several of the key operational and business metrics we utilize. The Company defines EoP ACV Book of Business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Sentinel Hub self-service paying users. Active contracts exclude any contract that has been canceled, expired prior to the last day of the period without renewing, or for any other reason is not expected to generate revenue in the subsequent period. For contracts ending on the last day of the period, the ACV is either updated to reflect the ACV of the renewed contract or, if the contract has not yet renewed or extended, the ACV is excluded from the EoP ACV Book of Business. The Company does not annualize short-term contracts in calculating EoP ACV Book of Business. The Company calculates the ACV of usage-based contracts based on the committed contracted revenue or the revenue achieved on the usage-based contract in the prior 12-month period.

Percent of Recurring ACV: Percent of Recurring ACV is the portion of the total EoP ACV Book of Business that is recurring in nature. The Company defines ACV Book of Business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Sentinel Hub self-service paying users. We define Percent of Recurring ACV as the dollar value of all data subscription contracts and the committed portion of usage-based contracts (excluding customers that are exclusively Sentinel Hub self-service paying users) divided by the total dollar value of all contracts in our ACV Book of Business at a specific point in time. We believe Percent of Recurring ACV is useful to investors to better understand how much of our revenue is from customers that have the potential to renew their contracts over multiple years rather than being one-time in nature. We track Percent of Recurring ACV to inform estimates for the future revenue growth potential of our business and improve the predictability of our financial results. There are no significant estimates underlying management’s calculation of Percent of Recurring ACV, but management applies judgment as to which customers have an active contract at a period end for the purpose of determining ACV Book of Business, which is used as part of the calculation of Percent of Recurring ACV.

EoP Customer Count: The Company defines EoP Customer Count as the total count of all existing customers at the end of the period excluding customers that are exclusively Sentinel Hub self-service paying users. For EoP Customer Count, the Company defines existing customers as customers with an active contract with the Company at the end of the reported period. For the purpose of this metric, the Company defines a customer as a distinct entity that uses the Company’s data or services. The Company sells directly to customers, as well as indirectly through its partner network. If a partner does not provide the end customer’s name, then the partner is reported as the customer. Each customer, regardless of the number of active opportunities with the Company, is counted only once. For example, if a customer utilizes multiple products of Planet, the Company only counts that customer once for purposes of EoP Customer Count. A customer with multiple divisions, segments, or subsidiaries are also counted as a single unique customer based on the parent organization or parent account. For EoP Customer Count, the Company does not include users that only utilize the Company’s self-service Sentinel Hub web based ordering system, which the Company acquired in August 2023, and which offers standard starter packages on a monthly or annual basis. The Company believes excluding these users from EoP Customer Count creates a more useful metric, as the Company views the Sentinel Hub starter packages as entry points for smaller accounts, leading to broader awareness of the Company’s solutions throughout their networks and organizations. The Company believes EoP Customer Count is a useful metric for investors and management to track as it is an important indicator of the broader adoption of the

Company’s platform and is a measure of the Company’s success in growing its market presence and penetration. Management applies judgment as to which customers are deemed to have an active contract in a period, as well as whether a customer is a distinct entity that uses the Company’s data or services.

Capital Expenditures as a Percentage of Revenue: The Company defines capital expenditures as purchases of property and equipment plus capitalized internally developed software development costs, which are included in our statements of cash flows from investing activities. The Company defines Capital Expenditures as a Percentage of Revenue as the total amount of capital expenditures divided by total revenue in the reported period. Capital Expenditures as a Percentage of Revenue is a performance measure that we use to evaluate the appropriate level of capital expenditures needed to support demand for the Company’s data services and related revenue, and to provide a comparable view of the Company’s performance relative to other earth observation companies, which may invest significantly greater amounts in their satellites to deliver their data to customers. The Company uses an agile space systems strategy, which means we invest in a larger number of significantly lower cost satellites and software infrastructure to automate the management of the satellites and to deliver the Company’s data to clients. As a result of the Company’s strategy and business model, the Company’s capital expenditures may be more similar to software companies with large data center infrastructure costs. Therefore, the Company believes it is important to look at the level of capital expenditure investments relative to revenue when evaluating the Company’s performance relative to other earth observation companies or to other software and data companies with significant data center infrastructure investment requirements. The Company believes Capital Expenditures as a Percentage of Revenue is a useful metric for investors because it provides visibility to the level of capital expenditures required to operate the Company and the Company’s relative capital efficiency.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Planet's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “target,” “anticipate,” “intend,” “develop,” “evolve,” “plan,” “seek,” “may,” “will,” “could,” “can,” “should,” “would,” “believes,” “predicts,” “potential,” “strategy,” “opportunity,” “aim,” “conviction,” “continue,” “positioned” or the negative of these words or other similar terms or expressions that concern Planet's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Planet’s financial guidance and outlook, Planet’s path to profitability, Planet’s expectations regarding future product development and performance, and Planet’s expectations regarding its strategies with respect to its markets and customers. Planet’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding our ability to forecast our performance due to our limited operating history. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Planet's filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K and any subsequent filings with the SEC the Company may make. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this press release. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances, except as may be required by law. The Company’s results for the quarter ended October 31, 2023 are not necessarily indicative of its operating results for any future periods.

PLANET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands)	October 31, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$101,547	$181,892
Restricted cash and cash equivalents, current	7,880	527
Short-term investments	213,347	226,868
Accounts receivable, net	45,145	38,952
Prepaid expenses and other current assets	19,616	27,416
Total current assets	387,535	475,655
Property and equipment, net	114,058	108,091
Capitalized internal-use software, net	14,050	11,417
Goodwill	135,701	112,748
Intangible assets, net	27,427	14,831
Restricted cash and cash equivalents, non-current	10,321	5,657
Operating lease right-of-use assets	22,091	20,403
Other non-current assets	2,337	3,921
Total assets	$713,520	$752,723
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,589	$6,900
Accrued and other current liabilities	41,961	46,022
Deferred revenue	67,228	51,900
Liability from early exercise of stock options	9,860	12,550
Operating lease liabilities, current	7,500	4,885
Total current liabilities	131,138	122,257
Deferred revenue	7,763	2,882
Deferred hosting costs	8,353	8,679
Public and private placement warrant liabilities	2,666	16,670
Operating lease liabilities, non-current	17,321	17,145
Contingent consideration	5,588	7,499
Other non-current liabilities	7,093	1,487
Total liabilities	179,922	176,619
Commitments and contingencies
Stockholders’ equity
Common stock	28	27
Additional paid-in capital	1,583,531	1,513,102
Accumulated other comprehensive income (loss)	(242)	2,271
Accumulated deficit	(1,049,719)	(939,296)
Total stockholders’ equity	533,598	576,104
Total liabilities and stockholders’ equity	$713,520	$752,723

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands, except share and per share amounts)	2023	2022	2023	2022
Revenue	$55,380	$49,704	$161,844	$138,281
Cost of revenue	29,350	24,728	81,375	73,333
Gross profit	26,030	24,976	80,469	64,948
Operating expenses
Research and development	33,002	27,598	87,929	79,085
Sales and marketing	20,774	19,383	66,209	57,721
General and administrative	20,112	20,627	62,161	61,128
Total operating expenses	73,888	67,608	216,299	197,934
Loss from operations	(47,858)	(42,632)	(135,830)	(132,986)
Interest income	3,445	2,853	11,753	4,276
Change in fair value of warrant liabilities	6,833	(19)	14,004	5,369
Other income (expense), net	(69)	1	894	123
Total other income (expense), net	10,209	2,835	26,651	9,768
Loss before provision for income taxes	(37,649)	(39,797)	(109,179)	(123,218)
Provision for income taxes	355	439	1,244	907
Net loss	$(38,004)	$(40,236)	$(110,423)	$(124,125)
Basic and diluted net loss per share attributable to common stockholders	$(0.13)	$(0.15)	$(0.40)	$(0.47)
Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	284,197,733	267,947,661	277,252,951	266,104,962

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands)	2023	2022	2023	2022
Net loss	$(38,004)	$(40,236)	$(110,423)	$(124,125)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(1,667)	(235)	(1,543)	82
Change in fair value of available-for-sale securities	89	(1,538)	(970)	(1,235)
Other comprehensive income (loss), net of tax	(1,578)	(1,773)	(2,513)	(1,153)
Comprehensive loss	$(39,582)	$(42,009)	$(112,936)	$(125,278)

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended October 31,
(In thousands)	2023	2022
Operating activities
Net loss	$(110,423)	$(124,125)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	36,033	33,997
Stock-based compensation, net of capitalized cost	44,611	59,841
Change in fair value of warrant liabilities	(14,004)	(5,369)
Change in fair value of contingent consideration	(923)	—
Other	(3,538)	555
Changes in operating assets and liabilities
Accounts receivable	(3,872)	15,237
Prepaid expenses and other assets	9,483	(9,472)
Accounts payable, accrued and other liabilities	(20,706)	(8,649)
Deferred revenue	19,557	(19,382)
Deferred hosting costs	(92)	(1,751)
Net cash used in operating activities	(43,874)	(59,118)
Investing activities
Purchases of property and equipment	(29,086)	(9,008)
Capitalized internal-use software	(3,266)	(1,737)
Business acquisition	(7,542)	—
Maturities of available-for-sale securities	142,903	13,000
Sales of available-for-sale securities	40,072	—
Purchases of available-for-sale securities	(166,169)	(239,321)
Other	(944)	(412)
Net cash used in investing activities	(24,032)	(237,478)
Financing activities
Proceeds from the exercise of common stock options	6,770	10,909
Class A common stock withheld to satisfy employee tax withholding obligations	(7,112)	(4,328)
Payment of transaction costs related to the Business Combination	—	(326)
Other	(15)	122
Net cash provided by (used in) financing activities	(357)	6,377
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	(65)	(1,781)
Net decrease in cash and cash equivalents, and restricted cash and cash equivalents	(68,328)	(292,000)
Cash and cash equivalents, and restricted cash and cash equivalents at the beginning of the period	188,076	496,814
Cash and cash equivalents, and restricted cash and cash equivalents at the end of the period	$119,748	$204,814

PLANET
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2023	2022	2023	2022
Net loss	$(38,004)	$(40,236)	$(110,423)	$(124,125)
Interest income	(3,445)	(2,853)	(11,753)	(4,276)
Income tax provision	355	439	1,244	907
Depreciation and amortization	13,625	10,785	36,033	33,997
Change in fair value of warrant liabilities	(6,833)	19	(14,004)	(5,369)
Stock-based compensation	12,598	19,438	44,611	59,841
Restructuring costs(1)	7,341	—	7,341	—
Employee transaction bonuses in connection with the Sinergise business combination(2)	2,317	—	2,317	—
Other (income) expense, net	69	(1)	(894)	(123)
Adjusted EBITDA	$(11,977)	$(12,409)	$(45,528)	$(39,148)

(1) As part of the headcount reduction plan announced in August 2023, we recognized $7.3 million of severance and other employee costs for the three and nine months ended October 31, 2023. For the three and nine months ended October 31, 2023, the restructuring related stock-based compensation benefit of $1.5 million is included on its respective line item.

(2) Certain employees of Sinergise, which became employees of Planet, were paid cash transaction bonuses in connection with the closing of the Sinergise acquisition. The cost of the transaction bonuses was allocated from the purchase consideration we paid for the acquisition.

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands)	2023	2022	2023	2022
Reconciliation of cost of revenue:
GAAP cost of revenue	$29,350	$24,728	$81,375	$73,333
Less: Stock-based compensation	888	1,317	2,855	3,992
Less: Amortization of acquired intangible assets	796	366	1,674	1,163
Less: Restructuring costs	563	—	563	—
Less: Employee transaction bonuses in connection with the Sinergise business combination	267	—	267	—
Non-GAAP cost of revenue	$26,836	$23,045	$76,016	$68,178

Reconciliation of gross profit:
GAAP gross profit	$26,030	$24,976	$80,469	$64,948
Add: Stock-based compensation	888	1,317	2,855	3,992
Add: Amortization of acquired intangible assets	796	366	1,674	1,163
Add: Restructuring costs	563	—	563	—
Add: Employee transaction bonuses in connection with the Sinergise business combination	267	—	267	—
Non-GAAP gross profit	$28,544	$26,659	$85,828	$70,103
GAAP gross margin	47%	50%	50%	47%
Non-GAAP gross margin	52%	54%	53%	51%

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands)	2023	2022	2023	2022
Reconciliation of operating expenses:
GAAP research and development	$33,002	$27,598	$87,929	$79,085
Less: Stock-based compensation	5,655	7,910	18,555	24,642
Less: Amortization of acquired intangible assets	—	—	—	—
Less: Restructuring costs	3,297	—	3,297	—
Less: Employee transaction bonuses in connection with the Sinergise business combination	1,891	—	1,891	—
Non-GAAP research and development	$22,159	$19,688	$64,186	$54,443
GAAP sales and marketing	$20,774	$19,383	$66,209	$57,721
Less: Stock-based compensation	1,626	3,221	7,827	10,615
Less: Amortization of acquired intangible assets	261	153	665	458
Less: Restructuring costs	1,943	—	1,943	—
Less: Employee transaction bonuses in connection with the Sinergise business combination	41	—	41	—
Non-GAAP sales and marketing	$16,903	$16,009	$55,733	$46,648
GAAP general and administrative	$20,112	$20,627	$62,161	$61,128
Less: Stock-based compensation	4,429	6,990	15,374	20,592
Less: Amortization of acquired intangible assets	93	80	254	240
Less: Restructuring costs	1,538	—	1,538	—
Less: Employee transaction bonuses in connection with the Sinergise business combination	118	—	118	—
Non-GAAP general and administrative	$13,934	$13,557	$44,877	$40,296

Reconciliation of loss from operations
GAAP loss from operations	$(47,858)	$(42,632)	$(135,830)	$(132,986)
Add: Stock-based compensation	12,598	19,438	44,611	59,841
Add: Amortization of acquired intangible assets	1,150	599	2,593	1,861
Add: Restructuring costs	7,341	—	7,341	—
Add: Employee transaction bonuses in connection with the Sinergise business combination	2,317	—	2,317	—
Non-GAAP loss from operations	$(24,452)	$(22,595)	$(78,968)	$(71,284)

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands, except share and per share amounts)	2023	2022	2023	2022
Reconciliation of net loss
GAAP net loss	$(38,004)	$(40,236)	$(110,423)	$(124,125)
Add: Stock-based compensation	12,598	19,438	44,611	59,841
Add: Amortization of acquired intangible assets	1,150	599	2,593	1,861
Add: Restructuring costs	7,341	—	7,341	—
Add: Employee transaction bonuses in connection with the Sinergise business combination	2,317	—	2,317	—
Income tax effect of non-GAAP adjustments	—	—	—	—
Non-GAAP net loss	$(14,598)	$(20,199)	$(53,561)	$(62,423)

Reconciliation of net loss per share, diluted
GAAP net loss	$(38,004)	$(40,236)	$(110,423)	$(124,125)
Non-GAAP net loss	$(14,598)	$(20,199)	$(53,561)	$(62,423)

GAAP net loss per share, basic and diluted (1)	$(0.13)	$(0.15)	$(0.40)	$(0.47)
Add: Stock-based compensation	0.04	0.07	0.16	0.22
Add: Amortization of acquired intangible assets	—	—	0.01	0.01
Add: Restructuring costs	0.03	—	0.03	—
Add: Employee transaction bonuses in connection with the Sinergise business combination	0.01	—	0.01	—
Income tax effect of non-GAAP adjustments	—	—	—	—
Non-GAAP net loss per share, diluted (2) (3)	$(0.05)	$(0.08)	$(0.19)	$(0.23)

Weighted-average shares used in computing GAAP net loss per share, basic and diluted (1)	284,197,733	267,947,661	277,252,951	266,104,962
Weighted-average shares used in computing Non-GAAP net loss per share, diluted (1)	284,197,733	267,947,661	277,252,951	266,104,962

(1) Basic and diluted GAAP net loss per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.
(2) Non-GAAP net loss per share, diluted is calculated using weighted-average shares, adjusted for dilutive potential shares assumed outstanding during the period. No adjustment was made to weighted-average shares for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.
(3) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Investor Contact
Chris Genualdi / Cleo Palmer-Poroner
Planet Labs PBC
ir@planet.com

Press Contact
Claire Bentley Dale
Planet Labs PBC
comms@planet.com